Exhibit 99.1

U.S. PREMIUM BEEF UPDATE

VOLUME 27, ISSUE 4 USPB.COM 866.877.2525 NOVEMBER 2023

## NEWSLETTER HIGHLIGHTS

**From the Reports**
Grid Performance ................... 1
Financial Results ...................... 2
Avoiding Dark Cutters .......... 6

**From the Expert**
In the Shadows ........................ 1

**From the Ranch**
A Winning Partnership .......... 7

**From the Front Desk**
Don't Forget ............................ 5
Steaks for the Holidays ........ 9
Young Producer Council ..... 10
Estate Planning for Unitholders ...................... 10
USPB Annual Meeting ........... 11
Upcoming Sales ...................... 11

### STAFF

**Stan Linville,** *Chief Executive Officer*

**Scott Miller,** *Chief Financial Officer*

**Danielle Imel,** *Sr. Vice President, Treasurer*

**Tracy Thomas,** *Vice President, Marketing*

**Brian Bertelsen,** *Vice President, Field Operations*

**Lisa Phillips,** *Director of Operations*

**Marva Weir,** *Administrative Assistant*

**U.S. Premium Beef Headquarters**
**P.O. Box 20103, KC, MO 64195**
**uspb@uspb.com**



# IN THE SHADOWS

It's a never-ending fight in production agriculture: animal rights activists versus livestock producers. However, lately, the line distinguishing the two camps is a bit fuzzy.

Washington, D.C., in its current state of very narrow margins, is especially prone to unconventional tactics from activist groups, shares Ethan Lane, National Cattlemen's Beef Association (NCBA) Vice President of Government Affairs. He provides insights into the evolving dynamics of animal rights advocacy and the new challenges facing the livestock industry.

## ADVANCEMENT OF ASTROTURFS

Longstanding extremist organizations like the Humane Society of the United

*continued on page 3*

# THIRD QUARTER REPORTS

## GRID PERFORMANCE

*Kansas Grid Performance*

During the third quarter (Q3), the upward trajectory of cash prices persisted, building upon the record-breaking cash prices seen in June. Though August typically witnesses lower cash market prices, this year took an atypical turn. Such deviations tend to occur during years of low numbers within the cattle cycle.

Q3 saw a new record for days on feed, eclipsing the previous record set in the preceding quarter. This trend aligns with the recent pattern of lighter in-weights and extended days on feed, attributed to placing lighter cattle in feedlots due to the scarcity of feeder cattle in the supply

*continued on page 4*

unit beef processing margins, along with FINANCIAL RESULTS U.S. Premium Beef (USPB) has closed its books for the third quarter of fiscal year 2023 and has filed the results with the Securities and Exchange Commission. For the quarter, which ended Sept. 30, 2023, USPB recorded net income of $15.0 million compared to net income of $43.1 million in the same period in the prior year, a decrease of approximately $28.1 million. Year - to - date, USPB recorded net income of $36.9 million compared to net income of $154.9 million in the same period in the prior year, a decrease of approximately $118.0 million.The year - over - year decrease was the result of lower net income at National Beef.Although net income was down when compared to the prior year, USPB has paid tax and discretionary distributions totaling $52.4 million, or $69.53 per combined unit, in 2023. For the third quarter, National Beef recorded net income of $98.9 million, a decrease of $197.4 million compared to the same period a year ago.Through the end of September, National Beef realized net income of $248.9 million, a decrease of $814.9 million from the prior year. Lower per a decrease in volume, led to a decrease in overall profitability in the 2023 period. During the first three quarters of 2023, USPB producers delivered 680,989 head of cattle through USPB to National Beef plants, including Tama. The average gross premiums for all of the cattle delivered was $73.45 per head, with the top 25% and 50% receiving premiums of $137.91 and $112.35, respectively. USPB’s unique advantage continues to be the superior quality cattle delivered by our producers, which enables National Beef to generate more value from the cattle we deliver and provides more opportunities in the consumer marketplace. Please call our office if you have questions about USPB’s financial and operational results. Ƈ 680,989 Number of head delivered to National Beef through USPB, Q1 - Q3 2023 $73.45 Average gross premiums per head for USPB cattle $137.91 Top 25% gross premiums per head $112.35 Top 50% gross premiums per head FINANCIAL FACTS OUR MISSION “To increase the quality of beef and long - term profitability of cattle producers by creating a fully integrated producer - owned beef processing system that is a global supplier of high quality value - added beef products responsive to consumer desires.” THIRD QUARTER REPORTS 2 USPB.com November 2023 FROM THE REPORTS

continued from page 1 States (HSUS) and the American Society for the Prevention of Cruelty to Animals (ASPCA) are employing new strategies to insert their agendas into the legislative discourse.Their key to swaying lawmakers and public opinion, Lane observes,“is to create wedge issues and look for opportunities to operate in the shadows.” The looming 2023 Farm Bill is the perfect storm to enact such schemes. Exploiting the close margins in Congress, these groups are in position to “slip between the cracks in these big packages that tend to be the only way we can get anything done in Washington,” Lane says. These major players have deep pockets, armed with $200 to $300 million each in the case of ASPCA and HSUS. Copious low - dollar donations, institutional funding and family foundations finance their activities. But very little of that money is used as donors expect, like helping local and state animal shelters as marketing claims imply. Instead, a small fraction of these contributions, often as low as 1 - 2%, goes to shelters, with the rest channeled into salaries, anti - animal agriculture advocacy and media campaigns — according to investigations from the Center of Environment and Welfare, says Lane. Furthermore, he notes some of these groups reportedly offshore substantial sums in Caribbean bank accounts, raising questions about their financial practices. An alarming trend is the proliferation of what Lane dubs “AstroTurf” groups, which masquerade as grassroots organizations. Funded by lucrative groups like ASPCA and HSUS, these front groups act as aggrieved producers to advance fanatical agendas. Lane says,“They’re basically trying to tell Washington,‘Trust us — we know what we’re talking about, and these farm and ranch groups do not.’” ASTROTURFS IN ACTION Many concerted efforts from AstroTurfs target Conservative politics to normalize radical positions. Lane highlights Farm Action and the Organization for Competitive Markets (OCM) as key offenders in this arena. He paints the picture of how support spirals from innocuous issues like dog meat consumption and horse transport to eliminating checkoff programs and curbing feedlot operations. “These Congressional members go down the rabbit hole on these kind of peripheral animal rights issues,” Lane says,“and then activist groups are knocking at their door telling them that feedlots are really detrimental, and we need to start banning anything over a thousand head.” Leveraging momentum from the conservative Supreme Court’s recent ruling in support of California’s Proposition 12 (Prop 12), front groups are also using justices’ support of states’ rights as “a weapon rather than a hurdle,” Lane says. Passed in 2018, Prop 12 mandated increased confinement space for laying hens, hogs and veal calves raised in California, and banned the sale of any products derived from farms not meeting the law’s minimum requirements. Sale restrictions also applied to products sold within the state sourced from out - of - state continued on page 5 Ethan Lane Ethan Lane is the Vice President of Government Affairs at the National Cattlemen’s Beef Association. Ethan is a fifth generation Arizonan with more than 20 years of experience in natural resources, land use issues and advocacy on behalf of the cattle industry. Prior to NCBA, Ethan was the Executive Director for the Public Lands Council and Senior Executive Director of the NCBA Federal Lands portfolio. Before joining PLC and NCBA, Ethan operated a consulting firm where he worked on multiple high profile political campaigns and advised a variety of private companies and industries on regulatory and legislative issues impacting their businesses. Prior to moving to Washington, D.C., Ethan spent 10 years helping to grow and manage a large real estate and ranch portfolio in Arizona. His diverse background gives him a unique perspective on the challenges producers face on a daily basis. November 2023 USPB.com 3 FROM THE EXPERTS

**FROM THE REPORTS** November 2023

*continued from page 1*

chain. Cattle harvested in Q3 were 10 pounds lighter going on feed than the same period a year ago.

Comparatively, both live and carcass weights were notably lighter than a year ago, with live weights showing a 24 pound decrease and carcass weights coming in at 17 pounds lighter. The second quarter usually has the lightest weights each year due to a greater concentration of calf-feds harvested. Typically, there is a significant increase in weights from Q2 to Q3. However, this year, Q3 weights were very similar to Q2.

Furthermore, heavyweight percentages — carcasses weighing 1,101 pounds and higher — have been the lowest within the past four years during Q2 and Q3. This decline is a direct reflection of the lighter in-weights.

While Q3 had record dark cutters — a typical occurrence for this stage in the year — it's important to put this into perspective. Dark cutters accounted for just 1.42% of USPB cattle, a marginal increase from the previous high of 1.38% set also in Q3 of 2007.

Quality grade premium came in at third highest in company history, at $62.44 per head. While this represents an increase from the previous quarter, it falls short of a year ago.

Prime percentage continued to be high, marking the fifth consecutive quarter to be over 7%.

The Choice-Select spread was record high in Q3. The previous record was set during Q4 of last year. Quality rewards have been especially strong during Q4 in recent years.

*continued on page 6*


Figure 1
USPB Prime %
10
8
6
4
2
0


Figure 2
YG 4&5, %
25
20
15
10
5
0
USPB
Plant Avg


Figure 3
Quality Grade Premium, $/hd
$100
$80
$60
$40
$20
$0


Figure 4
Yield Benefit, $/hd
$30
$25
$20
$15
$10
$5
$0

4 USPB.com

continued from page 3 farms, raising concerns about nationwide market impacts. In response to this legislation, the Ending Agricultural Trade Suppression (EATS) Act has been proposed as part of the 2023 Farm Bill to address interstate commerce issues and complexities arising from these state - level initiatives. Lane says it seeks to ensure sovereignty over intrastate commerce, but also places some limits to prohibit states from impacting how other states conduct business. OCM is also pushing hard against the EATS Act. Its iconography - focused campaign seeks to undermine the proposed legislations with claims that the bill’s supporters are submitting to the willpower of the Chinese Communist Party. Meanwhile, activists are rallying around the Opportunities for Fairness in Farming (OFF) Act to restrict checkoff programs. Lane notes the bill contains redundant provisions, many of which are already in place to monitor checkoffs.The bill’s primary objective is to eliminate checkoffs’ ability to contract with organizations employing federal lobbyists, which could hinder their promotional efforts. Fortunately, many lawmakers see through the misleading plotlines provided from anti - animal agriculture nonprofits . After a recent Washington D . C . Fly - In, Lane and the 18 - member staff at NCBA’s Washington office received several comments from offices who met with groups like Farm Action and OCM, that shared, “10 minutes into that meeting, it was really clear: Those are not farmers and ranchers. Those are animal rights activists.” Ultimately, NCBA and other pro - production agricultural organizations are focused on collective efforts to pass a Farm Bill that best serves the entire sector. Rather than including a livestock - specific title, Lane explains the cattle industry is simply asking for expanded funding for the Foot - and - Mouth Disease Vaccine Bank in the upcoming bill. Measures beyond that could introduce complexities and “cracks” that will complicate the passage of the overall bill. Lane encourages producers to be vigilant about the organizations they encounter and recommends resources like the Center for Environment and Welfare to understand the affiliations and funding sources of various organizations. He believes every farmer and rancher can make a difference by getting involved with NCBA’s 46 state affiliates. This involvement creates a “multiplier effect” that amplifies pro - animal agricultural voices in policy discussions and provides access to information from national discussions. The collective effort of these affiliates contributes to the protection of the interests of American agriculturalists. Ƈ DON’T FORGET If you have extra Class A delivery rights that need to be leased out during 2023, please call our office for assistance. Likewise, if you are looking for extra delivery rights, please give us a call. Please notify us at uspb@uspb.com if any of your contact information needs to be updated. According to the U.S. Meat Export Federation, January through September 2023 exports were worth $398.73 per head slaughtered. Exports accounted for 14.3% of total production. November 2023 USPB.com 5 FROM THE EXPERTS

FROM THE REPORTS November 2023

*continued from page 4*

However, concerns remain regarding the potential impact inflation might have on higher quality beef.

In terms of yield grade (YG), the plant average for YG 4s and 5s has been lower the past two quarters, likely due to strong cattle prices pulling cash cattle earlier. However, USPB cattle have maintained a consistent YG 4 and 5 percentage with minimal variability over the last few years.

The yield benefit reached its highest point in five years, at $23.19 per head, ranking among the top 13% of the company's 103 quarter history.

Q3 rounded out as the third highest in company history for both total premiums and top 25% premiums. Total premium per head for Kansas cattle reached $87.12, while the top 25% premium soared to $158.76 per head.

*Iowa Grid*

Iowa's Q3 witnessed live and carcass weights that were the lightest in the grid's 15-quarter history. In-weights were lower and days on feed were higher than a year ago.

With lower live and carcass weights, lightweight (under 700 pounds) percentages reached a record high, while heavyweights marked the second lowest.

Unlike cattle harvested in Kansas, the dark cutter percentages of USPB cattle in Iowa during Q3 were below average.

The Prime percentage was the third highest, down from the previous record set during the previous quarter. Though the Choice and Prime percentages dipped slightly from Q2, they still maintained a significant advantage compared to industry averages. In fact, USPB cattle held the second largest advantage in quality grade compared to industry average as reported by USDA.

Quality grade premium per head experienced a similar dip due to the Prime and Certified Angus Beef® (CAB) premiums in the market compared to a year ago. On the other hand, YG discount per head was the second largest. Overall premiums remained similar to the previous quarter but fell short of the figures from a year ago.

Regardless of fluctuations in the cash market weights and prices, marketing on the USPB grid prevails in achieving higher premiums. ◆

**Click below for additional grid performance data for cattle harvested in:**

**• Kansas • Iowa**

# AVOIDING DARK CUTTERS

Dark cutters (DC) are caused by a depletion of glycogen, which is stored glucose within the muscle, at the time of slaughter. This causes the pH to remain high, which causes the meat to be dark. In a retail meat case this dark color is very unappealing. Plus, over time the muscle will lose more moisture. Ultimately palatability is lower. These are all reasons why dark cutting carcasses are discounted.

During the third quarter of fiscal year 2023, Kansas grid cattle had a record high percentage of DC. Fortunately, they were only 1.42% of the entire population.


USPB-KS DARK CUTTER, %
2.50
2.00
1.50
1.00
0.50
0.00
Fiscal 2019
Fiscal 2020
Fiscal 2021
Fiscal 2022
Fiscal 2023
7-Jan
7-Feb
7-Mar
7-Apr
7-May
7-Jun
7-Jul
7-Aug
7-Sep
7-Oct
7-Nov
7-Dec

There is a distinct seasonality to DC. The chart above shows the weekly DC percentage for five years. For most of the year it runs about 0.5% or less, but then increases during

*continued on page 8*

6 USPB.com

David Trowbridge, manager of Gregory Feedlots in Tabor, Iowa, knows a thing or two about the cattle industry. With nearly five decades of experience in the business, he’s witnessed significant changes in the way cattle are raised and marketed. But very few have played out quite as successfully as the partnership between Gregory Feedlots and USPB. Gregory Feedlots, a family - owned operation in the heart of the Corn Belt, has a capacity of 7,000 head of cattle and includes around 4,000 acres of farmland. Approximately 12,000 head of cattle are fed each year, with almost 100% retained ownership from producers all over the United States. In 1977,Trowbridge joined the management team of Gregory Feedlots alongside the fourth generation of the Gregory family.The changing tax regulations of the 1980s prompted a decision to work closely with cattle raisers to enhance their herds.That progressive approach entailed collecting performance and carcass information, offering valuable insights to producers through retained ownership. “We were trying to put more premiums into the cattle, and get more premiums out of the cattle,” Trowbridge says of their strategy. “We decided to show people steps on how to get more premiums, and the only way to do that was to collect the information so our producers could look at genetic profiles and work with those.” The feedlot operation found itself at the forefront of collecting crucial data, which was not readily available at the time. Trowbridge recalls, “We had to go to the plants and actually get it ourselves.” With a commitment to data collection driven by the desire to improve premiums, quality and uniformity, it was only natural that Gregory Feedlots fell into step with USPB. “The fit between U.S. Premium Beef and Gregory Feedlots has been pretty phenomenal,” Trowbridge attests. “Our customers now ask to go to U.S. Premium Beef.” Gregory Feedlots’ dedication to data collection and herd improvement over the years has paid off in improvements in quality grade, Trowbridge proudly shares. These improvements translate to real dollars, made possible through marketing cattle on the USPB grid. A WINNING PARTNERSHIP “When we look at what consumers are demanding as far as the quality grades and what they’re willing to pay for that, we need to be able to reap the rewards back into the industry,” he says. With success sending cattle to the National Beef plant in Dodge City, Kansas, Trowbridge sees additional opportunity with access to the latest National Beef facility in Tama, Iowa, creating additional avenues to market high - quality cattle. “I look back at all the programs that have been successful like USPB, and now they’re reaping the rewards for their forward thinking,” Trowbridge says. “It’s nice to be a part of these organizations.” Ƈ click to watch more I look back at all the programs that have been successful like USPB, and now they’re reaping the rewards for their forward thinking. It’s nice to be a part of these organizations. November 2023 USPB.com 7 FROM THE RANCH

FROM THE REPORTS November 2023

*continued from page 6*

August through October with a peak of around 2%.

It is assumed this has to do with the seasonal fall change when daily high temperatures remain hot, but nightly lows get significantly cooler. Feedyard managers have also mentioned this is when they have more bullers, or riding, in feedlots.

Weather has often been described as a likely cause. In the chart on page 6, summer heat may be why cattle harvested in June and July tend to be slightly elevated in DC. Not only does extreme heat stress the animal, but it also decreases feed intake. However, the period of highest incidence tends to be at the end of the summer and in the fall when the range from the high to the low temperature is larger.

Another likely cause of DC is temperament. Wild, excitable cattle are more likely to use up blood sugar prior to harvest. They also don't spend as much time eating. Conversely, research has also shown docile animals tend to be fatter.

Cattle that ride or fight for dominance are more active and could deplete their blood sugar. If heifers on melengestrol acetate (MGA) have a disruption in their feed intake and do not get enough MGA dosage, some heifers could be synchronized to estrus at harvest.

Some pens of cattle must be driven long distances from their home pen to the loadout. Distance is certainly a concern, but research showed the speed of cattle movement (running) was most impactful.

Table 1 compares individual steer and heifer carcasses


% DC by YG
% Dark Cutter
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
1
2
3
4
5
Yield Grade

harvested during Fiscal Year 2022 on the Kansas grid that were, or were not DC. The DC carcasses tend to be leaner and heavier muscled.

To further support this, when looking at USPB individual carcasses from last year, sorted by yield grade, only YG 1 & 2's have an average above 0.5% DC. YG 3, 4 & 5 are all well below 0.5%, demonstrating a linear trend — as YG increases, DC percentage decreases.

If an animal is leaner and heavily muscled, they likely have a higher metabolism, and could potentially burn more glycogen. Also, if they're leaner, they have less reserves of energy stored up.

Note that USPB DC had only slightly less marbling. If a carcass is an official DC, it cannot grade Select or higher and cannot qualify for branded programs. In total, DC were $357 per head less than those that were not DC on the grid last year.

*continued on page 8*

**Table 1. USPB individual carcass summary for Fiscal Year 2022, Kansas plants.**

| Table 1 | HCW | BF | a-rREA | Avg YG | YG 4&5% | Marbling Score | Steer % | Black % |
|---|---|---|---|---|---|---|---|---|
| Not DC | 871 | 0.61 | 0.73 | 2.62 | 14.58 | 512 | 44 | 75.51 |
| DC | 824 | 0.55 | 1.53 | 2.11 | 3.61 | 500 | 40 | 68.43 |

**Table 2. USPB lots harvested August, September and October of 2023 at Kansas plants.**

| Table 2 | DC % | In weight | DOF | % steer | % black | Head per lot | HCW | Yield | Ch & Pr % | CAB | Avg YG | Cond. liver % |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| No DC | 0 | 743 | 182 | 51 | 76 | 78 | 873 | 63.7 | 87 | 27 | 2.7 | 21.8 |
| > 3% DC | 6 | 699 | 178 | 30 | 72 | 115 | 826 | 64.2 | 76 | 22 | 2.4 | 31.5 |

8 USPB.com

continued from page 8 Hormone growth implants have been shown in research to be associated. Steers that received combination (androgen plus estrogen) implants and heifers that received estrogen implants have been higher in DC. Cattle in the NatureSource program do not receive any implants during their lifetime. In the past five years, the USPB natural cattle had 0.11% DC and the average for all USPB cattle was 0.59%. Table 2 summarizes lots harvested this year during the peak DC season of August through October. The average during this season was 1.5%, and 61% of all lots had no DC. Lots with DC were lighter weight, had more heifers and lower average YG. The lighter carcass weight was not simply due to gender. Steers, heifers and mixed sex lots all had the same relationship of lighter weights with higher DC percentage. This has also been noted in research. The DC lots had higher yield, which could be attributed to cattle type. Typically, leaner cattle have lower yields. However, Continental crossbred cattle have higher yields and lower YG. Lots with DC did have slightly less black - hided percentage. The percent condemned livers was significantly higher in DC lots compared to those with no DC. When a pen has a high percentage DC, it seems several things need to go wrong together. In other words, it’s not usually just one thing.Yet, season seems to be a very big factor. It is unlikely DC carcasses can be totally eliminated. However, with some attention to detail, it is possible to make improvements. Please call Brian at 866 - 877 - 2525 if you have questions. Ƈ Kansas City Steaks for the Holidays This year, shopping for the holidays is easy. Make a great impression on family and friends by sending the very best – steaks from the Kansas City Steak Company! Your affiliation with USPB provides access to a 15% discount, plus free shipping on your holiday order.To receive your discount, use code BEEFUSPB when ordering online at kansascitysteaks.com or by calling 888 - KCSTEAK. Click here for some suggestions to consider that would be expected to help reduce the risk of DC throughout the year. To access the USPB website from your smartphone or tablet, use the camera on your device to scan the QR code to direct you to USPB.com. November 2023 USPB.com 9 FROM THE REPORTS

Since 2016, USPB has conducted Young Producer Council (YPC) sessions to help nominated young men and women gain a better understanding of company operations. Those participating in the sessions come from operations that rely on USPB as a significant part of their marketing plans. This program is designed for upcoming professionals in their 20s and 30s who desire to increase their knowledge of USPB history, operations and procedures. A new class meets annually. In August, the sixth YPC class met in Dodge City, Kansas, for a tour of the National Beef plant and fabrication facility. The group also heard from USPB management and a procurement representative of National Beef. Following dinner, the group heard from USPB Board Chairman Mark Gardiner, of the Gardiner Angus Ranch in Ashland, Kansas, and Dr. Randall Spare of the Ashland Veterinary Center. In November, the group will meet in Kansas City to tour the Kansas City Steak Company; National Beef Leathers in St. Joseph, Missouri; and participate in discussions with staff at USPB headquarters. To nominate an individual for a future class, please forward the name and contact information of the candidate to uspb@uspb.com, or call Tracy Thomas or Brian Bertelsen at 866 - 877 - 2525. Ƈ YOUNG PRODUCER COUNCIL VISITS DODGE CITY Class Six YPC Members pictured in front of National Beef ’s Dodge City, Kansas, facility pictured front row (L to R): Calen Bailey, Callie Bloom, Jordan Koons, Kelsi Bloom and Desiree Yadon. Pictured second row (L to R): Erin Carney, Kelsey Pope, Kyle Bloom, Ryan Koons, Kenton Bloom and Tyler Siek. Pictured back row (L to R):Tyler Scott, Andrew Scott, Blair Carney, Ronny Pope, Jared Hoffman, Chance Walter, Cesar Hernandez and Tyler Yadon. USPB ESTATE PLANNING FOR UNITHOLDERS USPB continues to receive many calls from unitholders, and their tax and legal advisors on the manner in which units may be held. USPB units can be held in many different structures. It is always best to consult your tax and legal advisors prior to making changes to the manner in which you desire to title your units. USPB has a Transfer on Death (TOD) document unitholders can submit, indicating the desired direction units will be held following estate settlement. This document is meant to follow the direction of your existing estate planning documents. By itself, the TOD is not a legal document. The USPB Board of Directors recently approved a motion that limits conditional transfers (a transfer between related parties, such as family members, business associates, etc.) to a membership that will hold no less than 100 Class A and/or Class B units after the conditional transfer occurs. Please call the office should you wish to discuss this further . Ƈ 10 USPB.com November 2023 FROM THE FRONT DESK

We look forward to seeing everyone at the upcoming Fiscal Year 2023 Annual Meeting in Dodge City, Kansas, on Wednesday, March 20, 2024.This one - day meeting will be at the United Wireless Arena and Boot Hill Casino & Conference Center. Attendees will have an opportunity to hear from USPB and National Beef management on FY 2023 results. Following dinner, respected author and industry consultant Dr. Nevil Speer will round out the evening festivities as a featured speaker. Information on registration and hotel reservations will be distributed in early January. Two positions on USPB’s Board of Directors are up for election. Rex McCloy of Morse,Texas, and Jeff Sternberger, of Garden City, Kansas, currently hold these positions. Sternberger has indicated he will run for re - election, while McCloy has announced he will not. Unitholders who have an interest in becoming a candidate for USPB’s Board of Directors should contact the office at 866 - 877 - 2525. Applications are due to the USPB nominating committee by Dec. 21, 2023. Ƈ USPB ANNUAL MEETING - MARCH 20, 2024 UPCOMING SALES 2023/2024 USPB’s Qualified Seedstock Suppliers are proud to offer genetics that can help achieve your goals. Check out these upcoming sale dates below. For more information and links to sale details, visit www.uspb.com . 2023 NOVEMBER 18 Dalebanks Angus Inc. Eureka, KS 2024 JANUARY 20 Cow Camp Ranch, LLC Lost Springs, KS JANUARY 22 Gardiner Angus Ranch Ashland, KS FEBRUARY 15 Mogck & Sons Angus of Olivet Olivet, SD FEBRUARY 18 Bruning Farms Bruning, NE FEBRUARY 23 RS Angus Dodge City, KS MARCH 2 Thorstenson Gelbvieh & Angus Selby, SD MARCH 4 Lyons Ranch Manhattan, KS MARCH 6 CB Farms Preston, KS MARCH 7 Larson Angus Ranch Sharon Springs, KS MARCH 12 Bar Arrow Cattle Co. Phillipsburg, KS MARCH 15 Marshall & Fenner Malta Bend, MO Rishel Angus North Platte, NE MARCH 16 Molitor Angus Ranch Zenda, KS MARCH 17 Briarwood Farms Butler, MO MARCH 23 Sandhill Farms Haviland, KS MARCH 25 Oleen Brothers Dwight, KS MARCH 26 Ferguson Angus Agra, KS APRIL 6 Gardiner Angus Ranch Ashland, KS APRIL 13 Fink Beef Genetics Randolph, KS MAY 6 Gardiner Angus Ranch Ashland, KS PRIVATE TREATY Blair Brothers Angus Sturgis, SD Crawford Angus Adair, IA Downey Ranch Wamego, KS Harms Plainview Ranch Linconlville , KS Heartland Simmental & Angus New Hampton, IA Kniebel Farms and Cattle Co . White City, KS McCurry Bros. Angus Sedgwick, KS Pelton Simmental/ Red Angus Burdett, KS November 2023 USPB.com 11 FROM THE FRONT DESK

U.S. Premium Beef, LLC P.O. Box 20103 Kansas City, MO 64195 ADDRESS SERVICE REQUESTED A PRODUCER - OWNED BEEF COMPANY. Ownership | Market Access | Value Based Pricing | Information Transfer